Exhibit 99.1

February 25, 2020	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas Sets Record Date for 2020 Annual Meeting of Shareholders

TULSA, Okla. - Feb. 25, 2020 - ONE Gas, Inc. (NYSE: OGS) will hold its 2020 Annual Meeting of Shareholders on Thursday, May 21, 2020 at 9 a.m. Central Daylight Time. The meeting will also be audio webcast on the ONE Gas website, www.onegas.com.

The record date for determining shareholders entitled to receive notice of the meeting and to vote is March 23, 2020.

What:	ONE Gas, Inc. 2020 Annual Meeting of Shareholders

When:        Thursday, May 21, 2020 at 9 a.m. CDT

Where:    First Place Tower, 15 E. Fifth Street, Tulsa, Okla.

How:        Log on to the webcast at www.onegas.com/investors and select Events and Presentations

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

ONE Gas, headquartered in Tulsa, Oklahoma, provides natural gas distribution services to more than 2 million customers in Kansas, Oklahoma, and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information, visit the website at www.onegas.com.

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